MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into effective as of January 1, 2010, by and between Kuhns Bros & Co., Inc., a Delaware corporation ("Kuhns Bros.") and Master Silicon Carbide Industries, Inc., a Nevada corporation ("Master Silicon").

RECITALS

This Agreement is made with reference to the following facts:

A. Master Silicon wishes to engage Kuhns Bros. to provide certain management, administrative and business services for Master Silicon and Kuhns Bros desires to provide such services all upon the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions herein set forth, the parties agree as follows:

ARTICLE I.
ENGAGEMENT

1.1 Master Silicon hereby engages Kuhns Bros. to provide the management, administrative and business services (the "Management Services") for Master Silicon during the Term (as defined in Section 3.1) and Kuhns Bros. hereby accepts such appointment.

ARTICLE II.
FINANCIAL ARRANGEMENT

2.1 In consideration for the performance of the Management Services by Kuhns Bros. Master Silicon herby agrees to pay Kuhns Bros an annual management fee of one hundred fifty thousand dollars ($150,000) The management fee for each year of the Term shall be paid on a monthly basis ($12,500 per month) on the first day of each month. In addition, Master Silicon hereby agrees to reimburse Kuhns Bros for all travel expenses incurred in connection with the performance of the Management Services.

ARTICLE III.
TERM AND TERMINATION

3.1 The term of this Agreement (the "Term") will be for an initial period of one (1) year from the date hereof and shall be automatically renewed for successive one (1) year periods thereafter, provided that neither party shall have given notice of termination of this Agreement at least one hundred twenty (120) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in this Agreement.

3.2 Termination.

(a) Either party may terminate this Agreement prior to the expiration of the Term on the occurrence of any one of the following events:

(i) The dissolution of either party or the filing of a petition in voluntary bankruptcy, an assignment for the benefit of creditors, or other action taken voluntarily or involuntarily under any State or federal statute for the protection of debtors;

(ii) Either party materially defaults in the performance of any of its material duties or obligations hereunder, and such default continues for sixty (60) days after notice of the default.

(iii) Both parties mutually agree in writing.

3.3 Upon termination of this Agreement neither party shall have any further obligations hereunder except for obligations accruing prior to the date of termination.

ARTICLE IV.
MISCELLANEOUS

4.1 Except as may be herein specifically provided to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors, and assigns; provided, however, that Kuhns Bros may not assign this Agreement without the prior written consent of Master Silicon.

4.2 The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

4.3 This Agreement contains the entire agreement between the parties regarding its subject matter. Any prior oral or written representations, agreements and/or understandings shall be of no effect. No waiver, amendment or discharge of this Agreement shall be valid unless it is in writing and signed by the party to be obligated. This Agreement shall be governed by New York law (without giving effect to its conflict of law principles). If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

4.4 Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural.

4.5 The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction

or an arbitration tribunal, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of PRC law to the extent applicable, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

KUHNS BROS & CO., INC.

By: Sarah Macy

Name : Sarah Macy

Title: Controller

MASTER SILICON CARBIDE INDUSTRIES, INC.

By: ________________

Name

Title:

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

KUHNS BROS & CO., INC.

By: [signature]
Name: Sarah Macy
Title: Controller

MASTER SILICON CARBIDE INDUSTRIES, INC.

By: [signature]
Name: Michael Han
Title: CFO